Exhibit 10.19

DIRECTOR NOMINATIONS AGREEMENT

OF

APPLOVIN CORPORATION

This DIRECTOR NOMINATIONS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of March 16, 2021, by and among AppLovin Corporation, a Delaware corporation (the “Company”), and KKR Denali Holdings, L.P. (“Stockholder”).

RECITALS

WHEREAS, the Stockholder owns certain of the issued and outstanding equity securities of the Company;

WHEREAS, the Stockholder and the Company are party to the Amended and Restated Voting Agreement (the “Existing Voting Agreement”), dated as of November 21, 2019, which provides for certain agreements with respect to, among other things, the right of the Stockholder to designate directors to serve on the Company’s board of directors (the “Board”);

WHEREAS, the Existing Voting Agreement provides that following the consummation of a Qualified Public Offering (as defined in the Company’s Restated Certificate of Incorporation as amended from time to time), subject to the satisfaction of certain conditions, the Company will use commercially reasonable efforts to cause one person designated by Stockholder to serve on the Board and the Company will enter into an agreement with the Stockholder to provide for this right prior to consummating a Qualified Public Offering;

WHEREAS, the Company has publicly filed a Registration Statement on Form S-1 for an initial public offering that will constitute a Qualified Public Offering and expects to consummate a Qualified Public Offering shortly after the date hereof; and

WHEREAS, the Existing Voting Agreement will terminate upon a Qualified Public Offering and so the parties hereto desire to enter into this Agreement to provide Stockholder with the rights to which it is entitled under the Existing Voting Agreement and to provide for certain other rights and obligations of the parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Capitalized terms used herein shall have the following meanings:

“Agreement” shall have the meaning set forth in the Preamble.

“Base Shares” means the number of shares of Common Stock held by the Stockholder as of immediately following the Effective Time, but, for the avoidance of doubt, the total number of Base Shares shall be calculated as of immediately prior to the consummation of the sale of shares of Class A Common Stock, if any, by the Stockholder in the Qualified Public Offering.

“Board” shall have the meaning set forth in the Recitals.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Closing” means the closing of the Qualified Public Offering.

“Common Stock” shall mean, collectively, the Class A Common Stock of the Company (the “Class A Common Stock”), the Class B Common Stock of the Company and the Class C Common Stock of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” shall have the meaning set forth in the Preamble.

“Director” shall mean any member of the Board.

“Effective Time” shall mean the time at which the IPO Certificate becomes effective.

“Governmental Authority” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“IPO Certificate” means the Company’s Amended and Restated Certificate of Incorporation to be filed with the State of Delaware immediately prior to the Closing.

“KKR Designee” shall have the meaning set forth in Section 2.1(a) of this Agreement.

“Law” shall mean any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

“Permitted Transferee” shall have the meaning ascribed to it in the IPO Certificate, as it may be amended from time to time.

“Person” shall mean any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.

“Qualified Public Offering” shall have the meaning set forth in the Recitals.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Stock Exchange” shall mean The NASDAQ Global Select Market or such other securities exchange or interdealer quotation system on which shares of Class A Common Stock are then listed or quoted.

“Stockholder” shall have the meaning set forth in the Preamble.

“Stockholder Approved Director” shall have the meaning set forth in Section 2.2.

“Threshold Shares” shall mean twenty-five percent (25%) of the Base Shares.

“Transfer” shall have the meaning set forth in the IPO Certificate.

“Transferee” shall mean any Person to whom the Stockholder or any Transferee thereof Transfers shares in accordance with the terms hereof.

SECTION 1.2. Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any percentage set forth herein shall be deemed to be automatically adjusted without any action on the part of any party hereto to take into account any stock split, stock dividend or similar transaction occurring after the date of this Agreement so that the rights provided to the Stockholder shall continue to apply to the same extent such rights would have applied absent such stock split, stock dividend or similar transaction.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1. KKR Director

(a) Following the Closing and for so long as the Stockholder continues to hold a number of shares of Common Stock equal to or greater than the Threshold Shares, the Stockholder shall have the right, but not the obligation, to nominate to the Board one (1) designee (the “KKR Designee”). Effective as of the Closing, the KKR Designee shall initially be Edward Oberwager.

(b) The Company agrees, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), to include the individual designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors and to use its best efforts to cause the election of such designee to the Board, including nominating such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

(c) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated by the Stockholder pursuant to this Section 2.1, the remaining Directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of the Stockholder as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(d) In the event that the Stockholder shall cease to have the right to designate a Director pursuant to this Section 2.1, the designee of the Stockholder selected by the Stockholder shall continue to serve until his or her term expires at the next annual meeting of stockholders of the Company,. In such event, the Directors remaining in office shall be entitled to decrease the size of the Board to eliminate such vacancy.

(e) The KKR Designee shall be entitled at his or her election to be reimbursed by the Company for reasonable out-of-pocket expenses incurred by him or her in connection with performing his or her duties as a member of the Board (or any committee thereof), in accordance with the Company’s regular policies and practices applicable to the Board. The KKR Designee shall also be eligible at his or her election for such other compensation paid to members of the Board for their service as directors, as may be determined by the Board.

(f) The rights of the Stockholder pursuant to this Section 2.1 are personal to the Stockholder and shall not be exercised by any Transferee other than a Permitted Transferee.

SECTION 2.2. Stockholder Approved Director. Effective no later than the Closing, one (1) director (the “Stockholder Approved Director”) selected by the Board, or a nominating committee thereof, and reasonably acceptable to the Stockholder will be appointed to the Board. The initial Stockholder Approved Director shall be Cathy Sun. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of the Stockholder Approved Director, for so long as the Stockholder holds at least five percent (5%) of the outstanding shares of capital stock of the Company, the director filling such vacancy shall be nominated, appointed or elected in accordance with this Section 2.2.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Stockholder as provided under Section 3.2, (i) the provisions of Article II shall terminate as provided in the applicable Section of Article II, and (ii) this Article III shall not terminate. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

SECTION 3.2. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment, restatement, amendment and restatement, or waiver of any provision of this Agreement shall be effective without the written approval of the Board and the Stockholder; provided, however, that Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 3.3. Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that the Stockholder shall be entitled to assign, in whole or in part, any of its rights hereunder to any of its Permitted Transferees without such prior written consent.

SECTION 3.4. Third Parties. Except as may otherwise be expressly provided in this Agreement, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

SECTION 3.5. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) when delivered personally by hand to the party to be notified (with written confirmation of receipt), (b) when sent by e-mail (with written confirmation of transmission), (c) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) one Business Day following the day sent by reputable overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(i) if to the Company, to:

AppLovin

Attention: General Counsel

Email:

(ii) if to the Stockholder, to:

KKR Denali Holdings, L.P.

c/o Kohlberg Kravis Roberts & Co.

30 Hudson Yards

New York, New York 10019

Attention: General Counsel

Email: [***]

SECTION 3.6. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 3.7. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

SECTION 3.8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 3.9. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to principles or rules of conflict of laws.

(b) In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 3.5.

(c) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 3.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 3.11. Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

SECTION 3.12. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 3.13. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may be made only against the entities that are expressly identified as parties hereto, and no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby.

SECTION 3.14. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 3.15. Effectiveness. This Agreement shall become effective upon the Closing.

[Remainder of Page Intentionally Left Blank; Signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Director Nominations Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
APPLOVIN CORPORATION

By:	/s/ Victoria Valenzuela
Name:	Victoria Valenzuela
Title:	Chief Legal Officer

Date Signed:		3/15/2021

STOCKHOLDER

KKR DENALI HOLDINGS, L.P.

By: KKR Denali Holdings GP LLC

Its: General Partner

By:	/s/ Ted Oberwager
	Name:	Ted Oberwager
	Title:	Vice President
Date Signed:		3/16/2021